As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333-209066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4)

UNDER

THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	37-1078406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 W. University Avenue

Champaign, Illinois  61820

(217) 365-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Van A. Dukeman

President and Chief Executive Officer

First Busey Corporation

100 W. University Avenue

Champaign, Illinois  61820

(217) 365-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)

Common Stock, $0.001 par value per share	362,742	$20.84	$7,305,623.88	$55.82

(1)          The estimated maximum number of shares of First Busey Corporation (“First Busey”) issuable upon the exercise of certain outstanding equity awards and the settlement of restricted stock units held by former employees of Pulaski Financial Corp. (“Pulaski”) and its subsidiaries, which merged with and into First Busey effective April 30, 2016, pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, by and between First Busey and Pulaski.  Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of $20.84, the average of the high and low prices of First Busey’s common stock as reported on the NASDAQ Global Select Market on April 27, 2016.

(3)          Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based on a rate of $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

(4)          This Post-Effective Amendment No. 1 covers 336,144 shares of First Busey’s common stock that were originally registered on First Busey’s Registration Statement on Form S-4 (Registration No. 333-209066), as amended (the “Form S-4”). All filing fees payable in connection with such shares were previously paid in connection with the filing of the Form S-4 with the Securities and Exchange Commission.  Accordingly, the “Amount of Registration Fee” above reflects no fee being due for such shares.

*     *     *

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

First Busey Corporation (and its consolidated subsidiaries, collectively, unless the context requires otherwise, herein referred to as “First Busey”, the “Company,” “we,” “us” or “our”) hereby amends its Registration Statement on Form S-4 (No. 333-209066) (the “Form S-4”) by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (the “Form S-3”) containing an updated prospectus relating to the offer and sale of 362,742 shares of our common stock issuable upon the exercise of certain outstanding equity awards and the settlement of restricted stock units held by former employees of Pulaski Financial Corp. (“Pulaski”) and its subsidiaries, which merged with and into First Busey effective April 30, 2016, pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, by and between First Busey and Pulaski.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this Form S-3, including the risk factors incorporated by reference from First Busey’s Annual Report on Form 10-K for the year ended December 31, 2015, under the section entitled “Item 1A. Risk Factors,” as the same may be updated from time to time by our future filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You should also refer to other information contained or incorporated by reference in this Form S-3, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

FIRST BUSEY CORPORATION

We are an approximately $5.5 billion financial holding company headquartered in Champaign, Illinois.  We conduct a broad range of financial services through our banking and non-banking subsidiaries.  One of our wholly-owned banking subsidiaries is Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois (“Busey Bank”) which has locations in Illinois, Florida and Indiana. On April 30, 2016, we completed a merger with Pulaski, at which time we became the sole stockholder of Pulaski Bank, National Association (“Pulaski Bank” and, together with Busey Bank, the “Banks”), a financial institution with thirteen full-service offices in the St. Louis metropolitan area and residential mortgage loan production offices in the St. Louis, Kansas City, Chicago and Omaha-Council Bluffs metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, and Lincoln, Nebraska. We conduct the business of banking and related services through Busey Bank and Pulaski Bank. We also provide other services including asset management, brokerage and fiduciary services through Busey Wealth Management, Inc. and Trevett Capital Partners and retail payment processing through FirsTech, Inc.

Each of Busey Bank and Pulaski Bank offer a full range of diversified financial products and services for consumers and businesses, including innovative online and mobile banking capabilities to conveniently serve our customers’ needs.  Services include commercial, agricultural and real estate loans, and retail banking services, including home equity lines of credit, residential real estate and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, IRA, Keogh and other fiduciary services through our branch, ATM and technology-based networks. The Banks’ principal sources of income are interest and fees on loans and investments and service fees. Their principal expenses are interest paid on deposits and general operating expenses.

Trevett Capital Partners, operating as a division of Busey Bank, is a private wealth management boutique created to serve clientele in southwest Florida through a highly tenured team of sophisticated wealth management professionals.  Trevett Capital Partners builds upon our established presence in Florida and the broad capabilities of our existing wealth management operation to provide concierge service and tailored solutions for the accumulation and preservation of capital and generational legacies.

Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, investment and fiduciary services to individuals, businesses and foundations through its subsidiary, Busey Trust Company.  For individuals, Busey Trust Company provides investment management, trust and estate advisory services and financial planning.  For businesses, it provides investment management, business succession planning and employee retirement plan services.  For foundations, Busey Trust Company provides investment management, investment strategy consulting and fiduciary services.  Brokerage-related services are offered by Busey Investment Services, a division of Busey Trust Company, through a third-party arrangement with Raymond James Financial Services.

FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payment processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company’s website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail.

Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4544.

We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this Form S-3.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this Form S-3.  See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this Form S-3.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this Form S-3 other than proceeds from the exercise of options whose underlying shares of common stock are covered by this Form S-3. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

We are registering 362,742 shares of our common stock issuable upon the exercise of the options and the settlement of restricted stock units.

Pursuant to the terms of the applicable options, shares of our common stock will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the options will be exercised. We also do not know whether any of the shares of common stock acquired upon exercise of any options will subsequently be resold.

Pursuant to the terms of the applicable restricted stock unit awards, shares of our common stock will be issued to the restricted stock unit award holders upon settlement of the awards following vesting in accordance with the terms of each award.  We do not know if or when the restricted stock unit awards will vest.  Under the terms of the award agreements, any vested restricted stock unit awards will be settled upon the earlier of September 30, 2017 or the date of the award holder’s termination of employment.  We also do not know whether any of the shares of common stock acquired upon settlement of any restricted stock unit awards will subsequently be resold.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts. A number of factors, many of which are beyond the ability of First Busey to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC.  These factors include, among others, the following:

•                  the strength of the local and national economy;

•                  the economic impact of any future terrorist threats or attacks;

•                  changes in state and federal laws, regulations and governmental policies concerning our general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III);

•                  changes in interest rates and prepayment rates of our assets;

•                  increased competition in the financial services sector and the inability to attract new customers;

•                  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•                  the loss of key executives or employees;

•                  changes in consumer spending;

•                  unexpected results of acquisitions (including the acquisition of Pulaski), which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated;

•                  unexpected outcomes of existing or new litigation involving us;

•                  changes in accounting policies and practices;

•                  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

•                  other factors and risks described in our most recent Annual Report on Form 10-K and elsewhere in our periodic and current reports filed with the SEC.

Because of those risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements.  In addition, our past results of operations are not necessarily indicative of our future results.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this Form S-3 the information we file with the SEC.  This permits us to disclose important information to you by referring to these separately filed documents.  The information incorporated by reference is an important part of this Form S-3, and the information we file subsequently with the SEC will automatically update the information in this Form S-3.  This historical and future information that is incorporated by reference in this Form S-3 is considered to be part of this Form S-3 and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.”  The information included elsewhere in this Form S-3 and the following documents incorporated by reference in this Form S-3 is considered to be part of this Form S-3:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 8, 2016, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 14, 2016 that are incorporated therein;

•                  our Current Reports on Form 8-K filed with the SEC on January 12, 2016, February 10, 2016, February 22, 2016, February 23, 2016, March 24, 2016, March 30, 2016, April 12, 2016, April 29, 2016 and May 2, 2016;

•                  the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), and all amendments or reports filed for the purpose of updating such description; and

•                  any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document prior to the termination of the offering of the securities covered by this Form S-3, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

Any statement contained in this Form S-3 or in a document incorporated or deemed to be incorporated by reference into this Form S-3 shall be deemed to be modified or superseded for purposes of this Form S-3 to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this Form S-3 modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-3.

We will provide you with a copy of any information that we incorporate by reference into this Form S-3 or the registration statement that contains this Form S-3, at no cost, by writing or calling us.  Requests for such materials should be directed to:

First Busey Corporation

Attention: Corporate Secretary

100 W. University Ave.

Champaign, Illinois 61820

Telephone number: (217) 365-4544

LEGAL MATTERS

Unless otherwise indicated, certain legal matters in connection with any offering of common stock made by this Form S-3 will be passed upon for us by our special counsel in the State of Nevada, Lewis and Roca LLP.

EXPERTS

The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of First Busey Corporation’s internal control over financial reporting as of December 31, 2015, have been incorporated in this Form S-3 by reference to First Busey’s Annual Report on Form 10-K for the year ended December 31, 2015 in reliance on the report of RSM US LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.  We will pay all of these expenses.

Approximate Amount
SEC Registration Fee	$60
Accounting Fees and Expenses	2,500
Legal Fees and Expenses	5,000
Miscellaneous	2,000
Total	$9,560

Item 15.  Indemnification of Directors and Officers.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, or the NRS, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the NRS further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the authority to indemnify such person against such liabilities under Section 78.7502.

Article Tenth of First Busey’s amended and restated articles of incorporation, as amended, provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for: (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the NRS.

First Busey’s amended and restated by-laws provide that we shall have the power to indemnify and hold harmless any person, subject to the limits of applicable federal law and regulation and to the fullest extent permissible under the NRS, who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative of, is or was a director or officer or is or was serving at our request or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. The board of directors of First Busey may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise.

Additionally, First Busey has purchased director and officer liability insurance.

Item 16. Exhibits.

Exhibit Number	Description

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv)  the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (filed as Exhibit 3.1 to First Busey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis & Roca LLP (including consent).

23.1	Consent of RSM US LLP.

23.2	Consent of Lewis & Roca LLP (included in Exhibit 5.1).

24.1	Power of attorney (previously filed).

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on May 2, 2016.

FIRST BUSEY CORPORATION

By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer

By:	/s/ Robin N. Elliott
Robin N. Elliott
Chief Operating Officer and Chief Financial Officer

By:	/s/ Susan K. Miller
Susan K. Miller
Deputy Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Van A. Dukeman	President and Chief Executive Officer	May 2, 2016
Van A. Dukeman	(principal executive officer)

/s/ Robin N. Elliott	Chief Operating Officer and Chief officer	May 2, 2016
Robin N. Elliott	Financial Officer (principal financial
officer)

/s/ Susan K. Miller	Deputy Chief Financial Officer
Susan K. Miller	and Chief Accounting Officer	May 2, 2016
(principal accounting officer)

*	Chairman	May 2, 2016
Gregory B. Lykins

*	Director	May 2, 2016
Joseph M. Ambrose

*	Director	May 2, 2016
David J. Downey

*	Director	May 2, 2016
Stephen V. King

*	Director	May 2, 2016
E. Phillips Knox

*	Director	May 2, 2016
V.B. Leister, Jr.

*	Director	May 2, 2016
August C. Meyer, Jr.

*	Director	May 2, 2016
George T. Shapland

*	Director	May 2, 2016
Thomas G. Sloan

*	Director	May 2, 2016
Jon D. Stewart

*		Director	May 2, 2016
Phyllis M. Wise

* By:	/s/ Robin N. Elliott
Name:	Robin N. Elliott
Title:	Attorney-in-fact
Date:	May 2, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv)  the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (filed as Exhibit 3.1 to First Busey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis & Roca LLP (including consent).

23.1	Consent RSM US LLP.

23.2	Consent of Lewis & Roca LLP (included in Exhibit 5.1).

24.1	Power of attorney (previously filed).